UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA		90404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to Current Report on Form 8-K amends the Current Report on Form 8-K filed on June 3, 2013 (“Original 8-K”) by Colony Financial, Inc. (the “Company”) to provide additional financial information in connection with the Company’s aggregate cash investments of $400 million in CAH Operating Partnership, L.P. (“CAH OP”) for an associate general partner interest and related partnership units.

The Company had previously invested $150 million in ColFin American Investors, LLC (“CAI”), the predecessor entity which had acquired single-family residential assets prior to the formation of CAH OP. From July 31, 2012 to October 6, 2012, the Company exchanged its interest in CAI for operating partnership units in CAH OP. The Company currently has invested $550 million in CAH OP, taking into account the $150 million previously invested in CAI.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements of CAH OP, which are required to be filed in connection with the Company’s aggregate investments of $400 million in CAH OP, are incorporated herein by reference to Exhibit 99.1 to Form 8-K/A dated May 6, 2013 filed on June 26, 2013.

(b)	Pro Forma Financial Information.

The pro forma financial information required to be filed in connection with the Company’s aggregate investments of $400 million in CAH OP are incorporated herein by reference to Exhibit 99.2 to Form 8-K/A dated May 6, 2013 filed on June 26, 2013.

(d)	Exhibits.

The Exhibit Index attached hereto is incorporated by reference under this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2013	COLONY FINANCIAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP

4